Exhibit 10.8.9


                                  CONSECO, INC.
                              AMENDED AND RESTATED
                          1994 STOCK AND INCENTIVE PLAN

                                   ARTICLE I.

                                     Purpose


          The purpose of the CONSECO, INC. 1994 STOCK AND INCENTIVE PLAN (the "Plan") is to provide a means through which CONSECO, INC., an Indiana corporation (the "Company"), and its subsidiaries may attract able persons to enter the employ or become directors of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or as directors. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Incentive Awards, Stock Bonuses, Stock Units or any combination of the foregoing, as is best suited to the circumstances of the particular person as provided herein.

                                   ARTICLE II.

                                   Definitions

          The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Incentive Award, Stock Appreciation Right or Stock Units.

          (b) "Award Agreement" means a written agreement between the Company and Holder with respect to any Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) A "Change of Control" of the Company shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as revised effective January 20, 1987, or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided, that, without limitation, (x) such a change of control shall be deemed to have occurred if and when either (A) except as provided in (y) below, any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes a ""beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's


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          then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event, and (y) no such change of control shall be deemed to have occurred if and when either (A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the 1934 Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect," or words or comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board.

          (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

          (f) "Committee" means not less than two members of the Board who are selected by the Board as provided in Article IV, Section 4.01.

          (g) "Common Stock" means the common stock, no par value per share, of the Company.

          (h) "Company" means Conseco, Inc., an Indiana corporation, and any successor thereto.

          (i) "Director" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

          (j) "Eligible Compensation" for purposes of Article XII hereof shall mean, for any calendar year, the sum of all amounts of authorized salary, bonus and fees paid directly to the Participant by the Company which would be reportable for federal income tax purposes. Eligible Compensation shall include such amounts for the Participant for the entire calendar year even though he or she may have been a Participant for only a portion of the year.

          (k) An "employee" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

          (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

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          (n) "Holder" means an employee or a non-employee Director who has been granted an Award.

          (o) "Incentive Award" means an Award granted under Article XI of the Plan.

          (p) "Incentive Award Agreement" means a written agreement between the Company and a Holder with respect to an Incentive Award.

          (q) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

          (r) "Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

          (s) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

          (t) "Performance Award" means an Award granted under Article X of the Plan.

          (u) "Performance Award Agreement" means a written agreement between the Company and a Holder with respect to a Performance Award.

          (v) "Plan" means Conseco, Inc. 1994 Stock and Incentive Plan, as amended from time to time.

          (w) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          (x) "Restricted Stock Award" means an Award granted under Article IX of the Plan.

          (y) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

          (z) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

          (aa) "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

          (bb) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

          (cc) "Stock Unit" means a unit of measure used to determine the value or each Participant's Stock Unit Account. Each Stock Unit shall be equivalent in value to one share of the Company's no par value Common Stock. All calculations of Stock Units shall be made to the nearest tenth of one unit.

          (dd) "Stock Unit Account" means that separate account maintained for each Participant of Awards granted under Article XII hereof which represents the Stock Units previously awarded to such Holder and not previously distributed to such Holder and subsequently awarded pursuant to Section 12.05 hereof.

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          (ee) "Total and Permanent Disability" means the inability of a
          Participant to provide meaningful service for the Company due to a medically determinable physical or mental impairment. Such determination of total and permanent disability shall be made by the Company. Notwithstanding the above, if a Participant qualifies for Federal Social Security disability benefits or for payments under the Company's long-term disability income plan, based upon his physical or mental condition, he shall be deemed to suffer from a total and permanent disability hereunder.

                                  ARTICLE III.

                     Effective Date and Duration of the Plan

          The Plan shall be effective as of February 17, 1994, the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of shareholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. No Awards of Incentive Stock Options may be granted under the Plan after February 17, 2004. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                                   ARTICLE IV.

                                 Administration

          Section 4.01 Composition of Committee. The Plan shall be administered by a committee which shall be (i) appointed by the Board; (ii) constituted so as to permit the Plan to comply with Rule 16b-3; and (iii) constituted solely of "outside directors" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. Except for Awards described in
Article VII, Section 7.08, Article XII or permitted for disinterested persons under Rule 16b-3(c)(2), no member of the Committee shall be eligible to receive an Award under the Plan or shall have received an Award or been granted or awarded equity securities pursuant to any other plan of the Company or any of its affiliates in the preceding year from the date of any service on the Committee.

          Section 4.02 Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Incentive Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

          Section 4.03 Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

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          Section 4.04 Additional Authority. Notwithstanding any other provision of this Plan to the contrary, the Board may also appoint an additional committee, comprised of one or more members of the Board, which additional committee shall have the powers set forth under Sections 4.02 and 4.03 of the Plan, with the following limitations: (i) the additional committee may grant options only to those employees who are not expected to become subject to the insider trading restrictions of Section 16 of the 1934 Act or Section 162(m) of the Code; and (ii) the additional committee may not grant options to purchase more than 25,000 shares to any employee in any calendar year.

                                   ARTICLE V.

                  Grant of Options, Stock Appreciation Rights,
                  Restricted Stock Awards, Performance Awards,
               Incentive Awards and Performance Stock Unit Awards;
                           Shares Subject to the Plan

          Section 5.01 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 6,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award granted under
Article VII, VIII, IX, X, XI or XII is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options and Stock Appreciation Rights under Article VII or VIII hereof granted to anyone individual during any calendar year is: 1,500,000 for 1994 and 250,000 per year, on a cumulative basis, for all years after 1994 (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

          Section 5.02 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI.

                                   Eligibility

          Awards made pursuant to Articles IX, X, and XI may be granted only to persons who, at the time of grant, are employees. Awards made pursuant to Articles VII, VIII and XII may be granted only to persons who, at the time of grant, are employees or (only as set forth in the following sentence) Directors. Except as set forth in Article VII, Section 7.08 and Article XII, Awards under this Plan may not be granted to any Director who is not an employee of the Company. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or an Option which is not an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, an Incentive Award or any combination thereof. The Committee's designation of a person as a Participant under Article XII hereof will not limit the eligibility of such person to be granted an Award under any provision of this Plan.

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                                  ARTICLE VII.
                                  Stock Options

          Section 7.01 Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

          Section 7.02 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

          Section 7.03 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of
Section 422(b) (6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

          Section 7.04 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, including a provision that Options shall continue to vest and remain exercisable for so long as a Holder who terminates employment with the Company remains an employee of any Company subsidiary or affiliate of the Company, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Option Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

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          Section 7.05 Option Price and Payment. The price at which a share of
Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and
(ii) shall be subject to adjustment as provided in Article XIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

          Section 7.06 Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

          Section 7.07 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

          Section 7.08 Fixed Grants to Non-Employee Directors. Each non-employee Director shall receive on the date of each annual shareholders' meeting during the period beginning on January 1, 1994 and ending upon the expiration of the Plan an Option to purchase 5,000 shares of Common Stock at the Fair Market Value thereof on the date of grant. Each Option granted under this Article VII,
Section 7.08, shall (i) not constitute an Incentive Stock Option, (ii) not have Stock Appreciation Rights granted in connection therewith, (iii) have a term of ten years, (iv) vest twenty percent (20%) per year on each of the first five anniversary dates of grant subject to acceleration and vesting pursuant to
Section 13.03, and (v) cease to be exercisable after the date which is three months after the termination of such individual's service as a Director (provided that such exercise period shall be extended to one year in the event of the death of the non-employee Director). Any non-employee Director holding Options granted under this Section 7.08 who is a member of the Committee shall not participate in any action of the Committee with respect to any claim or dispute involving such non-employee Director. Notwithstanding the terms and provisions of Article XIV hereof, the terms and provisions of this Section 7.08 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder.



                                  ARTICLE VIII.

                            Stock Appreciation Rights

          Section 8.01 Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee including without limitation all applicable matters set forth with specificity in Article VII, Section 7.04, with respect to Option Agreements. The terms and conditions of

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the respective Stock Appreciation Rights Agreements need not be identical. The
Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Section 13.03, retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

          Section 8.02 Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price
(i) shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Common Stock on the date of grant pursuant to
Article VII, Section 7.03), and (ii) shall be subject to adjustment as provided in Article XIII.

          Section 8.03 Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

          Section 8.04 Limitations of Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                                   ARTICLE IX.

                             Restricted Stock Awards

          Section 9.01 Restriction Period To Be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Article IX,
Section 9.02, or Article XIII.

          Section 9.02 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for by the Award Agreement, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and
(iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, including a provision continuing such vesting after a Holder has terminated employment with the Company provided such employee remains an employee of any Company subsidiary or an affiliate of the Company, (ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirements, (y) prohibiting an election by the holder under
Section 83(b) of the Code and (z) requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the

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operation of the Plan or of such Restricted Stock Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

          Section 9.03 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          Section 9.04 Agreements. At the time any Award is made under this
Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                                   ARTICLE X.

                               Performance Awards

          Section 10.01 Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award. a performance period over which the performance of the Holder shall be measured.

          Section 10.02 Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

          Section 10.03 Performance Measures. A Performance Award shall be awarded to an employee contin- gent upon future performance of the Company or any subsidiary, division or department thereof by or in which he is employed (if applicable) during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

          Section 10.04 Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account an individual's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

          Section 10.05 Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date.

          Section 10.06 Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company or in service as a Director at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

          Section 10.07 Agreements. At the time any Award is made under this
Article X, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters as are set forth in Article IX, Section 9.02, as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                                   ARTICLE XI.

                                Incentive Awards

          Section 11.01 Incentive Awards. Incentive Awards are rights to receive shares of Common Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Common Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Incentive Award shall have a maximum value established by the Committee at the time of such Award.

          Section 11.02 Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

          Section 11.03 Awards Criteria. In determining the value of Incentive Awards, the Committee shall take into account an individual's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

          Section 11.04 Payment. Following the end of the vesting period for an Incentive Award, the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

          Section 11.05 Termination of Employment. An Incentive Award shall terminate if the Holder does not remain continuously in the employ of the Company or in service as a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

          Section 11.06 Agreements. At the time any Award is made under this
Article XI, the Company and the Holder shall enter into an Incentive Award Agreement setting forth each of the matters contemplated hereby and, in addition such matters as are set forth in Article IX, Section 9.02 as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.


                                  ARTICLE XII.

                          Performance Stock Unit Grants

          Section 12.01 Participant. As used in this Article XII, Participant shall mean a non-employee Director or shall mean an executive officer of the Company who has been designated by the Committee to participate in Awards made under this Article XII. Each such Director and executive so designated will remain a Participant hereunder until all of the benefits to which he or she is entitled are fully distributed.

          Section 12.02 Annual Contribution Amount.

          (a) Each year the Company shall calculate an amount (the "Annual Contribution Amount") to be set aside for the Basic Annual Allocation and the Additional Annual Allocation. The Annual Contribution Amount shall be equal to 100% of the Company's consolidated net investment gains before tax plus any carryover provided for in Section 12.2(b)

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

          (3). Beginning with the 1994 plan year, the initial carryover amount shall equal the consolidated net investment gains before tax since January 1, 1989 less the amount of Basic Annual Allocations and Additional Annual Allocations made under the Company's Stock Bonus and Deferred Compensation Program since January 1, 1989.

          The values of "consolidated net investment gains before tax", "discretionary annual bonuses", and "total income before income tax" for any year as they relate to this Plan shall be determined solely by the Committee. Net investment gains shall include all gains and losses from sales of securities, including without limitation those treated as gains (losses) from sales of trading securities and from sales of investments in affiliates. Net investment gains shall also include gains (losses) recognized by the Company as a result of the issuance and sale by an affiliate of its own capital stock.

          (b) The Annual Contribution Amount shall be allocated as follows:

               (1) First, to the Basic Annual Allocation in the amount determined in Section 12.03.

               (2) Second, to the extent there remains an unallocated portion of the Annual Contribution Amount, to the Additional Annual Allocation in the amount determined in Section 12.04.

               (3) Third, the remainder, if any, of the Annual Contribution Amount shall be carried over to the following year and added to the Annual Contribution Amount, if any, otherwise calculated under Section 12.02(a). Such carryovers shall continue, as necessary, from year to year until all remainders of annual Contribution Amounts are allocated in accordance with Sections 12.02(b) (1) and 12.02(b) (2).

          Section 12.03 Basic Annual Allocations. The Company shall allocate a portion of the Annual Contribu- tion Amount to each Participant for the fiscal year. The amount so allocated, called the Basic Annual Allocation, shall for each Participant be equal to

          (a) the greater of:

               (1) $15,000 per year, or

               (2) ten percent (10%) of the Participant's Eligible Compensation for such year; multiplied by

          (b) a fraction (not to exceed one) , the numerator of which is the Annual Contribution Amount and the denominator of which is the sum of
          (a) above for all Participants for such year.

          Section 12.04 Additional Annual Allocations. If, at the end of the fiscal year, (i) the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains or losses from sale of investments, on Company Common Stock for the year just completed exceeds one hundred ten percent (110%) of the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains or losses from sale of investments, on Company Common Stock for the previous fiscal year and (ii) there remains an unallocated Annual Contribution Amount, the Company shall credit an Additional Annual Allocation to each Participant. The aggregate Additional Annual Allocation for all Participants shall equal the least of:

               (1) The portion of the Annual Contribution Amount not allocated in accordance with Section 12.03;

               (2) 100% of the aggregate Basic Annual Allocations for all Participants; or

               (3) An amount equal to (i) the sum of two percent (2%) of each Participant's Basic Annual Allocation, multiplied by (ii) the number of tenths of a percentage point (rounded to the next lower tenth of a percent) by which the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains and losses from the sale of investments, on Company Common Stock for the fiscal year just completed exceeds one hundred ten percent (110%) of the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains and. losses from the sale of investments, on Company Common Stock for the previous fiscal year.

          The Additional Annual Allocation for each Participant shall equal the lesser of clause (2) or (3) above for that Participant multiplied by a fraction (not to exceed one) the numerator of which is the amount in clause (1) above and the denominator of which is the sum of the Additional Annual Allocations for all Participants.

          Section 12.05 Computation of Stock Units. On March 31 of each year beginning March 31, 1995, the Basic Annual Allocation and the Additional Annual Allocation, if any, for the preceding full fiscal year of each Participant on that date, shall be converted to Stock Units pursuant to this Section and shall be added to the Participant's Stock Unit Account. The number of Stock Units to be added on each such date shall be the quotient obtained by dividing the sum of such Basic Annual Allocation and Additional Annual Allocation, if any, by the average daily closing price of the Company's Common Stock computed for such fiscal year (the "Annual Average Stock Price") based on information reported by the New York Stock Exchange or such other exchange or national market system from which such information is available.

          Section 12.06 Special Grant Upon Death or Disability. In the event of a Participant's death or Total and Permanent Disability (i) while still in the employ of the Company and (ii) prior to the attainment of age sixty-five (65), the Company shall make an additional contribution to the Participant's Stock Unit Account for the year in which such event occurred in an amount equal to one hundred percent (100%) of his Eligible Compensation for the preceding fiscal year divided by the Annual Average Stock Price for such preceding fiscal year.

          Section 12.07 Vesting. Each annual amount awarded to a Participant under this Article shall become fully vested and the Stock Units in his Stock Unit Account attributable to such award shall become fully vested after a period of continuous employment with the Company ending:

          (a) Upon the fifth anniversary of the end of the fiscal year for which such amount was awarded (for this purpose, accretions due to dividends, distributions, or stock splits shall vest at the same time as the base award to which such accretions relate);

          (b) By reason of the Participant's attainment of age sixty (60);

          (c) By reason of the Participant's Total and Permanent Disability;

          (d) By reason of the Participant's death; or

          (e) By reason of the occurrence of a Change of Control.

          All awards not fully vested upon termination of employment shall be forfeited, and the Company's obligation for benefits based on these awards shall cease.

          Section 12.08 Adjustments for Cash Distributions. Whenever the Company shall pay a cash dividend or other cash distribution during any quarter to the holders of its Common Stock, the Company shall credit to each Participant's Stock Unit Account an amount equal to the quotient of (i) the product of (a) the amount of the dividend distribution paid per share of Company Common Stock, and
(b) the number of Stock Units in the Participant's Stock Unit Account at the beginning of the quarter divided by (ii) the Fair Market Value of the Common Stock on the date such dividend or cash distribution is paid.

          Section 12.09 Distribution of Stock Units. At the time of vesting, unless otherwise deferred pursuant to a deferred compensation plan of or agreement with the Company, Stock Units shall be distributed to Participants by the issuance of Common Stock in an amount equivalent to the number of Stock Units which are fully vested.

                                  ARTICLE XIII.

                       Recapitalization or Reorganization

          Section 13.01 The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

          Section 13.02 If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

          Section 13.03 In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over
(ii) the exercise price per share, if applicable, of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act. If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

          Section 13.04 In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this
Article XIII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

          Section 13.05 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          Section 13.06 Any adjustment provided for in Sections 13.01, 13.02,
13.03 and 13.04 above shall be subject to any required shareholder action.

          Section 13.07 Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.



                                  ARTICLE XIV.

                      Amendment and Termination of the Plan

          The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section l62(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

          (a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Article XIII;

          (b)  to changed the Option price;

          (c) to change the class of individuals eligible to receive Awards or materially increase the benefits accruing to employees and Directors under the Plan;

          (d) to extend the maximum period during which Awards may be granted under the Plan;

          (e) to modify materially the requirements as to eligibility for participation in the Plan; or

          (f) to decrease any authority granted to the committee hereunder in contravention of Rule 16b-3.

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


                                   ARTICLE XV.

                                  Miscellaneous

          Section 15.01 No Right To An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Common Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, an Incentive Award or Stock Units or any of the rights hereunder except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

          Section 15.02 No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment (or service as a Director, in accordance with applicable corporate law) at any time.

          Section 15.03 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

          Section 15.04 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

          Section 15.05 Restrictions on Transfer. An Award shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted in the applicable Award Agreement. An award may be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative unless it has been transferred to a member of the Holder's immediate family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for in Section 15.03 hereof.

          Section l5.06 Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

          Section 15.07 Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder with an exercise price not less than Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162 (m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

          Section 15.08 Governing Law. This Plan shall be construed in accordance with the laws of the State of Indiana.

                                       16